UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 8, 2021

Ranger Energy Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38183	81-5449572
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10350 Richmond, Suite 550 Houston, Texas 77042 (713) 935-8900 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (713) 895-8900

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	RNGR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01    Entry into a Definitive Material Agreement
Asset Purchase Agreement
On July 8, 2021 (the “Acquisition Date”), Ranger Energy Services, Inc. a Delaware corporation, by and among certain subsidiaries thereof (collectively, the “Company” or “Ranger”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with PerfX Wireline Services, LLC, a Nevada limited liability company (“PerfX”). This acquisition further enhances the strategic positioning of the Company’s wireline business through the purchase of additional wireline trucks, cranes and pump-down pumps, coupled with the expansion into new geographical regions thereby diversifying the customer base.
As consideration for the assets acquired pursuant to the Asset Purchase Agreement, the Company issued 1,000,000 shares of Class A Common Stock, as described in Item 3.02, in addition to a Secured Promissory Note of $11.4 million (the “Secured Promissory Note”), which bears an interest rate of 8.5% per annum. The Secured Promissory Note holds certain assets as collateral through the scheduled maturity date of January 31, 2024. Further, the Secured Promissory Note has been guaranteed by the Company, pursuant to the terms of the Guaranty Agreement, dated as of July 8, 2021. If an Event of Default occurs, the holder of the Secured Promissory Note may, at its option, without further notice or demand, declare the outstanding principal balance of and accrued but unpaid interest on the Secured Promissory Note due and payable.
The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Asset Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.01    Completion of Acquisition or Disposition of Assets
The information set forth under Item 1.01 is incorporated herein by reference.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth under Item 1.01 is incorporated herein by reference.
Item 3.02    Unregistered Sales of Equity Securities
On the Acquisition Date, pursuant to the terms of the Asset Purchase Agreement, the Company issued 1,000,000 shares of our Class A Common Stock (the “equity consideration”) in reliance upon an exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended. A portion of the equity consideration, comprising of 100,000 shares of our Class A Common Stock, will be issued by the Company on the 12-month anniversary of the Acquisition Date. The share issuance is in connection with the closing of the acquisition as described in Item 1.01.
Item 7.01    Regulation FD
On July 9, 2021, the Company issued a press release announcing the Asset Purchase Agreement. A copy of the press release containing the announcement is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits
(a) Financial Statements of Business Acquired.
The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date on which this Report is required to be filed.
(d) Exhibits.

Exhibit No.	Description
2.1*	Asset Purchase Agreement, dated July 8, 2021 by and among PerfX Wireline Services, LLC, Bravo Wireline, LLC, Ranger Energy Services, Inc., Charlie Thomas, Shelby Sullivan, Jeff Thomas and Jimmie Hayes
2.2a aa	Secured Promissory Note, dated July 8, 2021 by and among Bravo Wireline, LLC and Chief Investments, LLC
99.1	Press Release dated July 9, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain exhibits and schedules to this agreement have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. The Registrant will furnish copies of such exhibits and schedules to the U.S. Securities and Exchange Commission upon request.

THE INFORMATION FURNISHED UNDER ITEM 7.01 OF THIS CURRENT REPORT, INCLUDING EXHIBIT 99.1 ATTACHED HERETO, SHALL NOT BE DEEMED “FILED” FOR THE PURPOSES OF SECTION 18 OF THE SECURITIES AND EXCHANGE ACT OF 1934, NOR SHALL IT BE DEEMED INCORPORATED BY REFERENCE INTO ANY REGISTRATION STATEMENT OR OTHER FILING PURSUANT TO THE SECURITIES ACT OF 1933, EXCEPT AS OTHERWISE EXPRESSLY STATED IN SUCH FILING.

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ranger Energy Services, Inc.

/s/ J. Brandon Blossman	July 14, 2021
J. Brandon Blossman	Date
Chief Financial Officer
(Principal Financial Officer)